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                                                                     EXHIBIT 5.1

                      [PORTER & HEDGES, L.L.P. LETTERHEAD]

                                 March 11, 1999

Veritas DGC Inc.
3701 Kirby Drive, Suite 112
Houston, Texas  77098


                  Re:      VERITAS DGC INC. REGISTRATION STATEMENT ON FORM S-8:
                           KEY CONTRIBUTOR INCENTIVE PLAN (AS AMENDED AND RESTATED MARCH 9, 1999) FOURTH AMENDED AND RESTATED 1992 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN (AS AMENDED AND RESTATED MARCH 9, 1999)

Gentlemen:

         We have acted as counsel to Veritas DGC Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates, among other things, to an aggregate of 700,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to be transferred pursuant to the Key Contributor Incentive Plan (As amended and restated March 9, 1999) and the Fourth Amended and Restated 1992 Employee Nonqualified Stock Option Plan (As amended and restated March 9, 1999) between the Company and selected officers and other employees to provide them with a continuing proprietary interest in the Company (the "Plans").

         We have examined the Plans and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares will, upon transfer and delivery as contemplated by the Plans be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         This Firm consents to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.


                                          Very truly yours,

                                          /s/ Porter & Hedges, L.L.P.

                                          PORTER & HEDGES, L.L.P.